Exhibit 99.1

REPUBLIC CONTACTS
Media Inquiries:	Will Flower (954) 769-6392
Investor Inquiries:	Tod Holmes (954) 769-2387
Ed Lang (954) 769-3591

REPUBLIC SERVICES, INC. REPORTS
RECORD THIRD QUARTER EARNINGS
OF $0.38 PER SHARE
• On target to exceed original earnings and free cash flow guidance
• 18 consecutive quarters of positive internal growth

FORT LAUDERDALE, Fla., Oct. 28, 2002...Republic Services, Inc. (NYSE: RSG) today reported net income of $62.2 million, or $0.38 per share, for the three months ended September 30, 2002, versus net income of $56.7 million, or $0.33 per share, for the comparable period last year. Revenue increased 4.7 percent to $609.7 million from $582.6 million for the same period in 2001. Internal growth from core operations was 3.8 percent consisting of 1.2 percent price and 2.6 percent volume. Operating income for the three months ended September 30, 2002 was $118.2 million, compared to operating income of $110.4 million for the same quarter last year.

For the nine months ended September 30, 2002, net income was $178.1 million, or $1.07 per share, versus net income of $164.4 million, or $0.96 per share, for the comparable period last year. Revenue increased 3.9 percent to $1,759.8 million from $1,694.0 million for the same period in 2001. Operating income for the nine months ended September 30, 2002 was $341.4 million compared to operating income of $321.1 million for the same period last year.

In the first quarter of 2002, the Company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). In accordance with SFAS 142, the Company ceased amortizing intangibles with indefinite lives effective January 1, 2002. If SFAS 142 had been effective January 1, 2001, net income for the three and nine months ended September 30, 2001 would have been $63.5 million, or $0.37 per share, and $183.3 million, or $1.07 per share, respectively.

“While the economy shows no signs of improving, the Company’s presence in higher growth markets together with its long-standing operational and financial strategies have allowed us to deliver 18 quarters of positive internal growth,” said James E. O’Connor, President and Chief Executive Officer of Republic Services, Inc. “Republic’s operational focus, combined with our fiscal discipline, has us on track to exceed our original earnings guidance by between $0.03 and $0.04 and to achieve earnings at the upper end of our current $1.39 to $1.41 guidance. I am also pleased to announce that we are again increasing our free cash flow goal for 2002 to $160.0 million. We anticipate using these funds to create additional value for Republic’s shareholders by continuing to acquire businesses when it makes economic sense to do so and by continuing our share repurchase program.”

Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company’s operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.

Certain statements and information included herein constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied, in or by such forward-looking statements. Such factors include, among other things, whether the Company’s estimates and assumptions concerning its selected balance sheet accounts, closure and post-closure costs, available airspace, and projected costs and expenses related to the Company’s landfills and property, plant, equipment, labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate, and various factors that will impact the actual business and financial performance of the Company such as competition and demand for services in the solid waste industry; the Company’s ability to manage growth; compliance with, and future changes in, environmental regulations; the Company’s ability to obtain approval from regulatory agencies in connection with expansions at the Company’s landfills; the ability to obtain financing on acceptable terms to finance the Company’s operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements; dependence on acquisitions for growth; the ability of the Company to repurchase common stock at prices that are accretive to earnings per share; the Company’s dependence on key personnel; general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor and other variable costs that are generally not within the control of the Company; dependence on large, long-term collection contracts; risks associated with undisclosed liabilities of acquired businesses; and other factors contained in the Company’s filings with the Securities and Exchange Commission.

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REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2002	2001	2002	2001

Revenue	$609.7	$582.6	$1,759.8	$1,694.0
Expenses:
Cost of operations	377.6	358.2	1,091.1	1,042.4
Depreciation, amortization and depletion	53.4	56.6	147.2	160.8
Selling, general and administrative	60.5	57.4	180.1	169.7

Operating income	118.2	110.4	341.4	321.1

Interest expense, net	(17.9)	(18.9)	(54.6)	(57.9)
Other income (expense), net	0.1	—	0.5	2.0

Income before income taxes	100.4	91.5	287.3	265.2

Provision for income taxes	38.2	34.8	109.2	100.8

Net income	$62.2	$56.7	$178.1	$164.4

Reported basic and diluted earnings per share	$0.38	$0.33	$1.07	$0.96

Weighted average diluted common and common equivalent shares outstanding	164.8	171.1	167.1	171.4

EBITDA	$171.6	$167.0	$488.6	$481.9

Adjustments to net income and earnings per share as if SFAS 142 were adopted on January 1, 2001:

Reported net income	$62.2	$56.7	$178.1	$164.4

Goodwill amortization, net of tax	—	6.8	—	18.9

Adjusted net income	$62.2	$63.5	$178.1	$183.3

Reported basic and diluted earnings per share	$0.38	$0.33	$1.07	$0.96

Goodwill amortization, net of tax	—	0.04	—	0.11

Adjusted basic and diluted earnings per share	$0.38	$0.37	$1.07	$1.07

REPUBLIC SERVICES, INC.
SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION

     The following information should be read in conjunction with the Company’s audited Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-K as of and for the year ended December 31, 2001. It should also be read in conjunction with the Company’s Unaudited Condensed Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-Q as of and for the three and six months ended June 30, 2002.

CASH FLOW

     The following table reflects certain components of the Company’s unaudited consolidated statements of cash flows for the three and nine months ended September 30, 2002 and 2001 (in millions):

	Three months ended		Nine months ended
	September 30,		September 30,

	2002	2001	2002	2001

Depreciation, amortization and depletion of property and equipment	$52.2	$44.3	$142.4	$126.1
Amortization of intangible assets	$1.2	$12.3	$4.8	$34.7
Capital expenditures	$(57.1)	$(63.3)	$(162.3)	$(179.0)

     The Company defines free cash flow as net income plus depreciation, amortization and depletion less capital expenditures plus net changes in assets and liabilities resulting from operating activities. This simple definition excludes certain commonly used elements of free cash flow such as deferred taxes and proceeds from the sale of equipment.

     In December 1999, the Company entered into an operating lease facility established to finance the acquisition of operating equipment. In July 2002, the Company exercised its right to purchase the equipment underlying this facility by paying $72.6 million, which was the balance outstanding under the facility at that time. The Company’s guidance for capital expenditures in previous years included equipment obtained through the operating lease facility. Accordingly, the payment made by the Company to terminate this facility has been excluded from capital expenditures in the table above.

     During the first quarter of 2002, the Company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). In accordance with SFAS 142, the Company ceased amortizing intangibles with indefinite lives effective January 1, 2002. If SFAS 142 had been effective January 1, 2001, amortization of intangible assets for the three and nine months ended September 30, 2001 would have been $1.4 million and $4.1 million, respectively.

     Capital expenditures include $.8 million and $1.1 million of capitalized interest for the three months ended September 30, 2002 and 2001, respectively, and $1.8 million and $2.2 million for the nine months ended September 30, 2002 and 2001, respectively.

     As of September 30, 2002, accounts receivable were $249.7 million, net of allowance for doubtful accounts of $19.7 million, resulting in days sales outstanding of approximately 37 (or 25 days net of deferred revenue).

STOCK REPURCHASE PROGRAM

     During the nine months ended September 30, 2002, the Company paid $138.4 million to repurchase 7,383,900 shares of its stock of which $45.8 million was paid during the three months ended September 30, 2002 to repurchase 2,381,800 shares of stock. As of September 30, 2002, the Company had repurchased 16,597,500 shares of its stock for $288.5 million and had $11.5 million remaining under its 2002 repurchase program to fund stock repurchases.

     In October 2002, the Company announced that its Board of Directors authorized the repurchase of up to an additional $150.0 million of its common stock.

REVENUE

     The following table reflects total revenue of the Company by revenue source for the three and nine months ended September 30, 2002 and 2001 (in millions):

	Three months ended		Nine months ended
	September 30,		September 30,

	2002	2001	2002	2001

Collection:
Residential	$137.0	$124.9	$392.1	$355.8
Commercial	174.3	173.0	520.0	513.8
Industrial	130.0	131.5	376.2	385.9
Other	11.8	12.0	37.5	35.0

Total collection	453.1	441.4	1,325.8	1,290.5

Transfer and disposal	228.7	206.3	637.4	582.2
Less: Intercompany	(112.7)	(104.0)	(320.7)	(302.2)

Transfer and disposal, disposal, net	116.0	102.3	316.7	280.0
Other	40.6	38.9	117.3	123.5

Total revenue	$609.7	$582.6	$1,759.8	$1,694.0

     The following table reflects the Company’s revenue growth for the three and nine months ended September 30, 2002 and 2001:

	Three months ended		Nine months ended
	September 30,		September 30,

	2002	2001	2002	2001

Core price	1.2%	1.6%	1.3%	1.9%
Commodities	.8	(1.2)	.3	(1.2)

Total price	2.0	.4	1.6	.7

Core volume	2.6	.5	1.2	1.8
Non-core volume	.3	1.0	.2	.7

Total volume	2.9	1.5	1.4	2.5

Total internal growth	4.9	1.9	3.0	3.2
Acquisitions	(.6)	6.2	.8	4.4
Taxes*	.4	—	.1	—

Total revenue growth	4.7%	8.1%	3.9%	7.6%

*	Represents taxes levied on landfill volumes in certain states that are passed on to customers.